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PROXY                      FIRST UNIVERSITY CORPORATION                PROXY

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                               JANUARY ___, 1998


          The undersigned hereby appoints ____________ and ______________, and each of them, with or without the other, proxies, with full power of substitution, to vote all shares of common stock that the undersigned is entitled to vote at the Special Meeting of the Shareholders of First University Corporation, to be held at the offices of West University Bank, National Association, a national banking association and wholly-owned subsidiary of First University, located at 3633 Rice Boulevard, Houston, Texas, on _____________, January ___, 1998 at _____ p.m., Central time, and at all adjournments thereof as follows:

     (1) Approval, ratification, confirmation and adoption of the Agreement and Plan of Merger, dated as of September 25, 1997, as amended, by and between Compass Bancshares, Inc. and First University Corporation.

          [ ] For                   [ ] Against                   [ ] Abstain

     (2) In their discretion, upon any other business which may properly come before said meeting.

          [ ] Authority Withheld

     This Proxy will be voted as you specify above. If no specification is made, the Proxy will be voted FOR proposal (1) and authority will be granted with respect to (2) above. Receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus dated ____________, 1997 is hereby acknowledged.

     THIS PROXY IS SOLICITED BY THE FIRST UNIVERSITY CORPORATION BOARD OF DIRECTORS.

     PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Please sign your name exactly as it appears below. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears hereon. If held by a corporation, please sign in full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership's name by an authorized partner or officer.

                          Dated _____________________________________, 199__


                          __________________________________________________
                          Signature

                          ___________________________________________________
                          Signature, if held jointly, or office or title held